Exhibit 99.1

News Release

Nucor Reports Results for the First Quarter of 2026

First Quarter of 2026 Highlights

•	Net earnings attributable to Nucor stockholders of $743 million, or $3.23 per diluted share

•	Net sales of $9.50 billion

•	Net earnings before noncontrolling interests of $870 million; EBITDA of $1.51 billion

CHARLOTTE, N.C. – April 27, 2026 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings attributable to Nucor stockholders of $743 million, or $3.23 per diluted share, for the first quarter of 2026. Nucor reported consolidated net earnings attributable to Nucor stockholders in the fourth quarter of 2025 of $378 million, or $1.64 per diluted share (adjusted net earnings of $400 million, or $1.73 per diluted share). Nucor reported net earnings attributable to Nucor stockholders in the first quarter of 2025 of $156 million, or $0.67 per diluted share (adjusted net earnings of $179 million, or $0.77 per diluted share).

“Nucor teammates delivered a strong start to 2026, with our steel mills segment achieving a new quarterly shipment record,” said Leon Topalian, Nucor’s Chair and Chief Executive Officer. “All three of our operating segments reported sequential earnings growth, driven by strong demand across key end markets, growing contributions from recent capital investments, and federal trade policies that continue to reduce the flood of unfairly traded imports into the United States. We enter the second quarter with real momentum, committed to executing our growth strategy, generating strong returns for our shareholders, and continuing our pursuit of becoming the safest steel company in the world.”

Earnings Before Income Taxes and Noncontrolling Interests by Segment (In millions)

	Three Months (13 Weeks) Ended
	April 4, 2026	December 31, 2025	April 5, 2025
Steel mills	$1,128	$516	$231
Steel products	285	230	288
Raw materials	45	24	29
Corporate/eliminations	(362)	(269)	(263)

	$1,096	$501	$285

Analysis of First Quarter of 2026 Results Compared to the Fourth Quarter of 2025

The increase in first quarter earnings was driven primarily by the increase in earnings in the steel mills segment, which experienced higher average selling prices and volumes across all product groups. The steel products segment had improved earnings due to increased volumes and stable average realized pricing. The raw materials segment had higher earnings in the first quarter due to increased average selling prices and volumes.

Financial Strength

At the end of the first quarter of 2026, Nucor had $2.48 billion in cash and cash equivalents and short-term investments on hand. The Company’s $2.25 billion revolving credit facility remains undrawn and does not expire until March 2030. The Company continues to have the strongest credit ratings in the North American steel sector (A-/A-/A3) with stable outlooks at Standard & Poor’s, Fitch Ratings and Moody’s, respectively.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Commitment to Returning Capital to Stockholders

During the first quarter of 2026, Nucor repurchased approximately 0.7 million shares of its common stock at an average price of $175.19 per share. Nucor has returned approximately $250 million to stockholders in the form of share repurchases and dividend payments year-to-date. On February 20, 2026, Nucor’s Board of Directors approved a new share repurchase program under which Nucor is authorized to repurchase up to $4.00 billion of its common stock and terminated any previously authorized share repurchase programs. As of April 4, 2026, Nucor had approximately $3.97 billion remaining for repurchases under its authorized share repurchase program. This share repurchase authorization is discretionary and has no scheduled expiration date.

On February 20, 2026, Nucor’s Board of Directors declared a cash dividend of $0.56 per share. This cash dividend is payable on May 11, 2026, to stockholders of record as of March 31, 2026 and is Nucor’s 212th consecutive quarterly cash dividend.

Second Quarter of 2026 Outlook Compared to the First Quarter of 2026

We expect higher consolidated earnings in the second quarter of 2026, with improved earnings across all three operating segments. In the steel mills segment, the expected increase is due to higher realized selling prices with stable volumes. In the steel products segment, we expect improved earnings due to higher volumes on stable pricing. The raw materials segment is expected to have increased earnings due to higher realized pricing.

Earnings Conference Call

An earnings call is scheduled for April 28, 2026 at 10:00 a.m. Eastern Time to review Nucor’s first quarter of 2026 financial results and provide a business update. The call can be accessed via webcast from the Investor Relations section of Nucor’s website (nucor.com/investors). A presentation with supplemental information to accompany the call has been posted to Nucor’s Investor Relations website. A playback of the webcast will be posted to the same site within one day of the live event.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel — in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; overhead doors; steel grating; wire and wire mesh; and utility structures. Nucor, through The David J. Joseph Company and its affiliates, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Non-GAAP Financial Measures

The Company uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this news release, including EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable financial measure calculated and presented in accordance with GAAP.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

We define EBITDA as net earnings before noncontrolling interests, adding back the following items: interest expense (income), net; provision for income taxes; losses and impairments of assets; depreciation; and amortization. We define adjusted net earnings attributable to Nucor stockholders as net earnings attributable to Nucor stockholders adding back losses and impairments of assets, net of tax and noncontrolling interests. We define adjusted net earnings per diluted share as net earnings per diluted share adding back the per diluted share impact of losses and impairments of assets, net of tax and noncontrolling interests. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents the non-GAAP financial measures of EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share in this news release because it considers them to be important supplemental measures of performance. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors evaluating the Company’s financial and operational performance by providing a consistent basis of comparison across periods.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties and volatility surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; (14) our ability to

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

integrate businesses we acquire; and (15) the impact of any pandemic or public health situation. These and other factors are discussed in Nucor’s regulatory filings with the United States Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries –

Chris Jacobi, chris.jacobi@nucor.com, or Paul Donnelly, paul.donnelly@nucor.com

For Media Inquiries –

Katherine Miller, katherine.miller@nucor.com

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Consolidated Financial Statements

Condensed Consolidated Statements of Earnings (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended
	April 4, 2026	December 31, 2025	April 5, 2025
Net sales	$9,496	$7,687	$7,830

Costs, expenses and other:
Cost of products sold	7,995	6,825	7,225
Marketing, administrative and other expenses	378	334	281
Equity in earnings of unconsolidated affiliates	(7)	(11)	(4)
Losses and impairments of assets	15	27	29
Interest expense, net	19	11	14

	8,400	7,186	7,545

Earnings before income taxes and noncontrolling interests	1,096	501	285
Provision for income taxes	226	78	59

Net earnings before noncontrolling interests	870	423	226
Earnings attributable to noncontrolling interests	127	45	70

Net earnings attributable to Nucor stockholders	$743	$378	$156

Net earnings per share:
Basic	$3.23	$1.64	$0.67
Diluted	$3.23	$1.64	$0.67
Average shares outstanding:
Basic	228.9	229.3	232.7
Diluted	229.3	229.6	232.9

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

	April 4, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,226	$2,260
Short-term investments	255	439
Accounts receivable, net	3,567	3,105
Inventories, net	5,644	5,462
Other current assets	396	499

Total current assets	12,088	11,765
Property, plant and equipment, net	15,596	15,306
Goodwill	4,295	4,297
Other intangible assets, net	2,817	2,880
Other assets	839	856

Total assets	$35,635	$35,104

LIABILITIES
Current liabilities:
Short-term debt	$134	$122
Current portion of long-term debt and finance lease obligations	113	90
Accounts payable	2,109	1,890
Salaries, wages and related accruals	701	882
Accrued expenses and other current liabilities	1,110	1,020

Total current liabilities	4,167	4,004
Long-term debt and finance lease obligations due after one year	6,877	6,909
Deferred credits and other liabilities	2,043	2,067

Total liabilities	13,087	12,980

Commitments and contingencies
EQUITY
Nucor stockholders’ equity:
Common stock	152	152
Additional paid-in capital	2,274	2,253
Retained earnings	32,118	31,504
Accumulated other comprehensive loss, net of income taxes	(206)	(194)
Treasury stock	(12,885)	(12,779)

Total Nucor stockholders’ equity	21,453	20,936
Noncontrolling interests	1,095	1,188

Total equity	22,548	22,124

Total liabilities and equity	$35,635	$35,104

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months (13 Weeks) Ended
	April 4, 2026	April 5, 2025
Operating activities:
Net earnings before noncontrolling interests	$870	$226
Adjustments:
Depreciation	321	303
Amortization	63	65
Impairment of assets	15	12
Stock-based compensation	30	26
Deferred income taxes	(34)	(31)
Distributions from affiliates	6	6
Equity in earnings of unconsolidated affiliates	(7)	(4)
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	(463)	(291)
Inventories	(183)	(150)
Accounts payable	226	378
Federal income taxes	78	72
Salaries, wages and related accruals	(168)	(308)
Other operating activities	132	60

Cash provided by operating activities	886	364

Investing activities:
Capital expenditures	(661)	(859)
Investment in and advances to affiliates	(2)	—
Disposition of plant and equipment	14	3
Acquisitions (net of cash acquired)	—	(1)
Purchases of investments	(141)	(452)
Proceeds from the sale of investments	326	127
Other investing activities	18	2

Cash used in investing activities	(446)	(1,180)

Financing activities:
Net change in short-term debt	12	(65)
Proceeds from issuance of long-term debt, net of discount	—	997
Bond issuance costs	—	(9)
Repayment of long-term debt	(4)	(4)
Proceeds from exercise of stock options	4	—
Payment of tax withholdings on certain stock-based compensation	(3)	—
Distributions to noncontrolling interests	(220)	(172)
Cash dividends	(129)	(129)
Acquisition of treasury stock	(125)	(300)
Proceeds from government incentives	—	75
Other financing activities	(7)	21

Cash (used in) provided by financing activities	(472)	414

Effect of exchange rate changes on cash	(2)	—

Decrease in cash and cash equivalents	(34)	(402)
Cash and cash equivalents - beginning of year	2,260	3,558

Cash and cash equivalents - end of three months	$2,226	$3,156

Non-cash investing activity:
Change in accrued plant and equipment purchases	$(7)	$62

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Select Financial and Operational Data

(Dollars in millions, tons in thousands, per unit amounts as noted)
	Three Months (13 Weeks) Ended
	April 4, 2026	Dec. 31, 2025	% Change	April 5, 2025	Year Ago % Change
Consolidated Financial & Operational Data
Net Sales	$9,496	$7,687	24%	$7,830	21%
External Average Sales Price per Ton	$1,279	$1,242	3%	$1,146	12%
Sales Tons to External Customers	7,427	6,191	20%	6,830	9%
Pre-Operating & Start-Up Costs	$108	$87	24%	$170	-36%
Pre-Operating & Start-Up Costs per Diluted Share	$0.36	$0.29		$0.56
Number of Days in Period	94	88		95
Steel Mills Segment Data
Total Shipments	7,028	5,906	19%	6,463	9%
Sales Tons to External Customers	5,619	4,602	22%	5,226	8%
Percentage of Sales to Internal Customers	20%	22%		19%
External Average Sales Price per Ton	$1,074	$1,019	5%	$938	14%
Average Scrap/Scrap Substitute Cost per Gross Ton Used	$403	$380	6%	$394	2%
Utilization	86%	82%		80%
Steel Products Segment Data
Sales Tons to External Customers	1,159	1,025	13%	1,048	11%
External Average Sales Price per Ton	$2,405	$2,413	0%	$2,294	5%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Tonnage Data (In thousands)	Three Months (13 Weeks) Ended
	April 4, 2026	Dec. 31, 2025	% Change	April 5, 2025	Year Ago % Change
Steel mills total shipments:
Sheet	3,394	2,804	21%	2,981	14%
Bars	2,308	2,007	15%	2,290	1%
Structural	649	522	24%	577	12%
Plate	647	552	17%	577	12%
Other	30	21	43%	38	-21%

	7,028	5,906	19%	6,463	9%

Sales tons to outside customers:
Steel mills	5,619	4,602	22%	5,226	8%
Joist and deck	185	218	-15%	182	2%
Rebar fabrication products	291	270	8%	247	18%
Tubular products	318	228	39%	270	18%
Building systems	55	54	2%	48	15%
Other steel products	310	255	22%	301	3%
Raw materials	649	564	15%	556	17%

	7,427	6,191	20%	6,830	9%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the First Quarter of 2026 (Continued)

Non-GAAP Financial Measures

Reconciliation of EBITDA (Unaudited)

(In millions)

	Three Months (13 Weeks) Ended
	April 4, 2026	December 31, 2025	April 5, 2025
Net earnings before noncontrolling interests	$870	$423	$226
Depreciation	321	316	303
Amortization	63	63	65
Losses and impairments of assets	15	27	29
Interest expense, net	19	11	14
Provision for income taxes	226	78	59

EBITDA	$1,514	$918	$696

Reconciliation of Adjusted Net Earnings Attributable to Nucor Stockholders (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended
	December 31, 2025		April 5, 2025
		Diluted EPS		Diluted EPS
Net earnings attributable to Nucor stockholders	$378	$1.64	$156	$0.67
Losses and impairments of assets, net of tax and noncontrolling interests	22	0.09	23	0.10

Adjusted net earnings attributable to Nucor stockholders	$400	$1.73	$179	$0.77

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com